UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2006

ORIGEN RESIDENTIAL SECURITIES, INC.
(as depositor under a Trust Agreement, dated August 1, 2006, providing for, inter alia, the issuance of Origen Manufactured Housing Contract Trust Collateralized Notes, Series 2006-A)
(Exact name of registrant as specified in its charter)

Delaware	333-117573	20-1370314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

27777 South Franklin Road, Suite 1700, Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (248) 746-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 6. Asset Backed Securities

Item 6.02. Change of Servicer or Trustee

On October 1, 2006, the sale by JPMorgan Chase Bank, N.A. of select portions of the corporate trust business, including municipal and corporate and structured finance trusteeships, to The Bank of New York Trust Company, N.A. was closed. As a result of this sale, on October 1, 2006 The Bank of New York Trust Company, N.A. became the successor Indenture Trustee pursuant to the terms and conditions set forth in the transaction documents identified in the prospectus supplement filed by the Registrant, with respect to the issuance of the Origen Manufactured Housing Contract Trust Collateralized Notes, Series 2006-A (the “Prospectus Supplement”).

The Bank of New York Trust Company, N.A. is a New York banking corporation and will act as the Indenture Trustee under the transaction documents. The Bank of New York Trust Company, N.A. has been, and currently is, acting as indenture trustee and trustee for numerous transactions and programs involving pools of residential mortgage loans.

The Prospectus Supplement sets forth the information required by Asset Backed Securities (Regulation AB), 17 C.F.R.¶¶ 229.1109 (c) - (f).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2006

ORIGEN RESIDENTIAL SECURITIES, INC.

By:	/s/ W. Anderson Geater, Jr.
Name:	W. Anderson Geater, Jr.
Title:	Chief Financial Officer